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                                                                    EXHIBIT 23.7

                   CONSENT OF AUSTIN FINANCIAL SERVICES, INC.

     We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of IBT Bancorp, Inc. relating to the registration of shares of IBT Bancorp, Inc. common stock to be issued in connection with the proposed acquisition of FSB Bancorp, Inc. We also consent to the inclusion of our opinion letter as an Appendix to the proxy statement-prospectus included as part of the Form S-4 Registration Statement, and to the references to our opinion included in the proxy statement-prospectus.

                                             AUSTIN FINANCIAL SERVICES, INC.



                                             By: /s/ Steven A. Bires
                                                ------------------------------
                                                     Steven A. Bires
                                                     Vice President

Date: June 14, 2000